                                                                     EXHIBIT 4.2

                                  $125,000,000

                                INTERFACE, INC.


                   9 1/2% Senior Subordinated Notes due 2005

                               PURCHASE AGREEMENT

                                                               November 16, 1995


SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER,
     & SMITH INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
WHEAT, FIRST SECURITIES, INC.
FIRST CHICAGO CAPITAL MARKETS, INC.


c/o SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

     Interface, Inc., a Georgia corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $125,000,000 aggregate principal amount of its 9 1/2% Senior Subordinated Notes due 2005 (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture, to be dated as of November 15, 1995 (the "Indenture"), between the Company, as issuer, the subsidiary guarantors listed on Schedule III hereto (the "Subsidiary Guarantors"), and First Union National Bank of Georgia, as Trustee (the "Trustee"). The Notes will be guaranteed, jointly and severally, on an unsecured senior subordinated basis (the "Guarantees") as to principal, premium, if any, and interest by the Subsidiary Guarantors.

     The Company wishes to confirm as follows its agreement with the Initial Purchasers in connection with the purchase and resale of the Notes.

     1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated October 31, 1995 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated November 16,

1995 (the "Offering Memorandum"), setting forth information regarding the Company, the Notes and the Guarantees. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers.

     The Company understands that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Notes purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Act) ("Accredited Investors") in private sales exempt from registration under the Act and (iii) outside the United States to persons other than U.S. persons in reliance upon Regulation S ("Regulation S") under the Act (such persons specified in clauses (i), (ii) and (iii) being referred to herein as the "Eligible Purchasers"). As used herein the terms "United States" and "U.S. persons" have the meanings given them in Regulation S.

     It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND

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                                       3

     AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     It is also understood and acknowledged that holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date (as defined herein), in substantially the form of Exhibit A hereto, for so long as such Notes constitute "Registrable Notes" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree (i) to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, a registration statement on the appropriate form under the Act relating to the resale of the Notes by certain holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Act (the "Shelf Registration Statement") and (ii) to use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

     Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Memorandum.


     2. Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein and upon the basis of the representations, warranties and agreements of the Initial Purchasers herein contained, to issue and sell to the several Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Initial Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, the principal amount of Notes set forth opposite the name of the respective Initial Purchaser in Schedule I hereto.

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                                       4

           (b) Each Initial Purchaser has advised the Company that it proposes to offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser (i) is purchasing the Notes pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for the Notes only from, and will offer, sell or deliver the Notes as part of its initial offering, only to (A) persons in the United States whom such Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule l44A, (B) to a limited number of Accredited Investors that make the representations to and agreements with the Company specified in Annex A to the Offering Memorandum in private sales exempt from registration under the Act and (C) outside the United States to persons other than U.S. persons in reliance on Regulation S. Each Initial Purchaser has advised the Company that it will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

           (c) Each Initial Purchaser represents and warrants that it has offered and sold the Notes and agrees that it will offer and sell the Notes
     (i) as part of its distribution at any time, and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted pursuant to paragraph (c) above. Accordingly, each Initial Purchaser represents and agrees that neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of the sale of Notes other than a sale pursuant to Rule 144A, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from such Initial Purchaser during the restricted period a confirmation or notice to substantially the following effect: ``


           "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the sale, except in either case in accordance with Regulation S (or Rule 144A) under the Securities Act. Terms used above and not otherwise defined have the meaning given to them by Regulation S."

     Each Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7
(c) (xvi) and 7 (f) hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

     3.  Delivery of the Notes and Payment Therefor.  Delivery to the
Initial Purchasers of and payment for the Notes shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on November 21, 1995 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

     The Notes will be delivered to the Initial Purchasers against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company. The Notes will be evidenced by a single global security in definitive form (the "Global Note") and/or by additional definitive securities, and will be registered, in the case of the Global Note, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 1:00 p.m., New York City time, on the third business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

     4. Agreements of the Company. The Company agrees with the Initial Purchasers as follows:

           (a) The Company will advise the Initial Purchasers promptly and, if requested by them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or result of operations, or of the happening of any event which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with law.

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                                       6

           (b) The Company will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

           (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised, without delivering a copy of such document to the Initial Purchasers, prior to or concurrently with such filing.

           (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

           (e) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum to comply with law, the Company will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof. If the Company and the Initial Purchasers agree that the Offering Memorandum should be amended or supplemented, the Company, if requested by the Initial Purchasers, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document provided that such public announcement would not cause any applicable exemptions under the Securities Act to become unavailable.

           (f) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no

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                                       7

     event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

           (g) So long as any of the Notes are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as the Initial Purchasers may request.

           (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to perform its obligations hereunder, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company for loss of profits or otherwise.

           (i) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum.

           (j) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales.

           (k) From and after the Closing Date, so long as any of the Notes are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until three years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

           (l) The Company and the Subsidiary Guarantors each has complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

           (m) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

           (n) The Company and the Subsidiary Guarantors each agrees to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

           (o) The Company and the Subsidiary Guarantors each agrees that prior to any registration of the Notes and Guarantees pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

           (p) The Company shall, and shall use its best efforts to cause the transfer agent with respect to the Notes to, refuse to register any transfer of Notes sold pursuant to Rule 144A or Regulation S if it has knowledge that such transfer is not made in accordance with the provisions of Rule 144A or Regulation S.

           (q) The Company shall not, without the prior consent of the Initial Purchasers, offer, sell, contract to sell or otherwise dispose of any securities that are similar in quality or nature to the Notes (other than pursuant to an exchange offer for the Notes) for a period of 180 days after the Closing Date.


     5. Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

           (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Notes have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

           (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

           (c) The Indenture has been duly and validly authorized by the Company and, upon its execution, delivery and performance by the Company and the Subsidiary Guarantors and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity, and conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

           (d) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and the Notes will conform in all material respects to the description thereof in the Offering Memorandum.

           (e) The Guarantees have been duly authorized by the Subsidiary Guarantors and, when the Notes and the Guarantees have been executed by the Company and the Subsidiary Guarantors and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the Guarantees will conform in all material respects to the description thereof in the Offering Memorandum.

           (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, except as set forth in the Offering Memorandum, similar rights and were issued and sold in compliance with all applicable Federal and state securities laws; and the authorized capital stock of the Company conforms to the description thereof in the Offering Memorandum.

           (g) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

           (h) All the Company's subsidiaries (as defined in the Act), exclusive of the subsidiaries listed on Schedule II hereto (the "Inactive Subsidiaries"), are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. None of the Inactive Subsidiaries is engaged in any business activities or operations or has any material assets or liabilities. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and (except for directors' qualifying shares or similar interests) are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Offering Memorandum.

           (i) The Subsidiary Guarantors listed on Schedule III hereto are the only Subsidiaries of the Company that (i) are incorporated in the United States or any State thereof and (ii) are Material Subsidiaries. For purposes of the preceding sentence, "Material Subsidiary" shall mean each Subsidiary that has total assets in excess of $10,000,000, or holds any fixed assets material to the operations or business of another Material Subsidiary.

           (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Notes or the consummation of the transactions contemplated by the Operative Documents. There are no material agreements, contracts, indentures, leases or other instruments that are not described in the Offering Memorandum or that are required to be filed as an exhibit to any document filed under the Exchange Act that are not so filed. Neither the Company nor any Subsidiary is involved in any strike, collective job action or collective labor dispute with any group of employees, and, to the Company's knowledge, no such action or dispute is threatened.

           (k) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other material instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as may be disclosed in the Offering Memorandum.

           (l) Neither the issuance, offer, sale or delivery of the Notes, the issuance of the Guarantees by the Subsidiary Guarantors, the execution, delivery or performance of this Agreement, the Indenture or the Registration Rights Agreement by the Company and the Subsidiary Guarantors nor the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Notes and the Guarantees in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other material instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

           (m) The accountants, BDO Seidman, LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

           (n) The financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the assumptions used in preparing the adjusted financial information and related notes included in the Offering Memorandum are reasonable; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are accurately presented and, to the extent such information and data are derived from the financial books and records of the Company, are prepared on a basis consistent with such financial statements and the books and records of the Company.

           (o) The Company and the Subsidiary Guarantors each has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by each of the Company and the Subsidiary Guarantors of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by each of the Company and the Subsidiary Guarantors, and this Agreement and the Registration Rights Agreement have been duly executed and delivered by each of the Company and the Subsidiary Guarantors and constitute the valid and legally binding agreements of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

           (p) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto), subsequent to the date as of which such information is given in the

     Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

           (q) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum, and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

           (r) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

           (s) Each of the Company and the Subsidiaries has such permits, licenses, franchises and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own or lease their respective properties and to conduct their respective business in the manner described in the Offering Memorandum except to the extent that the failure to have such Permits would not have a Material Adverse Effect; the Company and each of the Subsidiaries have fulfilled and performed in all material respects, all their respective material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect.

           (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (u) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

           (v) Except as disclosed in the Offering Memorandum, the Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not have a Material Adverse Effect.

           (w) No holder of any security of the Company (other than holders of the Notes) has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement, except as contemplated by the Operative Documents. Except as described in or contemplated by the Operative Documents or the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

           (x) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

           (y) The Company is not and, upon sale of the Notes to be issued and sold in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (z) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under

     Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

           (aa) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to any Initial Purchaser or any person acting on its behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Notes in a manner that would require the registration of the Notes under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Notes.

           (ab) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Notes by the Initial Purchasers.

           (ac) Assuming that (i) the representations and warranties in Section 2 hereof are true, (ii) the Initial Purchasers comply with the covenants set forth in Section 2 hereof and (iii) each person to whom the Initial Purchasers offer, sell or deliver the Notes is a Qualified Institutional Buyer, an Accredited Investor or a person other than a U.S. person outside the United States in reliance on Regulation S under the Act, the purchase and sale of the Notes pursuant hereto (including the Initial Purchasers' proposed offering of the Notes on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act. None of the Company, its Subsidiaries or affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act) with respect to the Notes and the Company, its Subsidiaries or affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

           (ad) The execution and delivery of this Agreement and the other Operative Documents and the sale of the Notes to the Initial Purchasers or by the Initial Purchasers to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
     Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the sections entitled "Transfer Restrictions" and "ERISA Considerations."

           (ae) The Company is not required to obtain shareholder consent or approval pursuant to the rules of the Nasdaq National Market or any other exchange or trading facility in connection with the offering and sale of the Notes.

           (af) Except as disclosed in the Offering Memorandum and except as would not individually or in the aggregate have a Material Adverse Effect,
     (A) the operations of the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or the Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiaries. For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance or code and any judicial or administrative interpretation thereof including any judicial or administrative judgment and order or decree to which the Company or any Subsidiary is a party, relating to pollution or protection of the environment or the release, discharge or handling of hazardous or toxic substances or hazardous or solid wastes. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.


     6. Indemnification and Contribution. (a) The Company and the Subsidiary Guarantors agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by such Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and such Initial Purchaser sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the

Company has previously furnished sufficient copies thereof to such Initial Purchaser on a timely basis. The foregoing indemnity agreement shall be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have.

           (b) If any action, suit or proceeding shall be brought against any Initial Purchaser or any person controlling such Initial Purchaser in respect of which indemnity may be sought against the Company or any Subsidiary Guarantor, such Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser or such controlling person and the indemnifying parties and such Initial Purchaser or such controlling person shall have been advised by its counsel (in writing with a copy thereof furnished to the indemnifying parties upon request) that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchasers and controlling persons not having actual or potential differing interests with the Initial Purchasers or among themselves, which firm shall be designated in writing by Smith Barney Inc. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless each Initial Purchaser, to the extent provided in paragraph
(a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

           (c) Each Initial Purchaser agrees to indemnify and hold harmless the Company and each Subsidiary Guarantor, and their directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and each Subsidiary Guarantor to the Initial

Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to the Initial Purchasers furnished in writing by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or any Subsidiary Guarantor, any of their directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchasers pursuant to this paragraph (c), the Initial Purchasers shall have the rights and duties given to the Company and the Subsidiary Guarantors by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchasers shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchasers' expense), and the Company and the Subsidiary Guarantors, their directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchasers may otherwise have.

           (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (e) The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this
Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 6, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price of the Notes resold by them in the initial placement of such Notes exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11
(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company or of the Initial Purchasers, as the case may be, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers, the Company or the Subsidiary Guarantors or any person controlling any Initial Purchaser, the Company or the Subsidiary Guarantors or their directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser or any person controlling such Initial Purchaser, or to the Company or any Subsidiary Guarantors, their directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

           (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Notes hereunder are subject to the following conditions:

           (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Notes in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated.

           (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement of a material fact made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Notes.

           (c) The Initial Purchasers shall have received on the Closing Date an opinion of Kilpatrick & Cody, counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Georgia with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

               (ii) Each of the Subsidiary Guarantors and each other Significant Subsidiary (as defined in Section 1.02(v) of Regulation S-X promulgated under the Act) incorporated in the United States is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiary Guarantors and each other Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except for directors' qualifying shares or similar interests) to the knowledge of such counsel, are wholly owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, lien, adverse claim, equity or other encumbrance, except as described in the Offering Memorandum and except for the shares of capital stock of such Subsidiaries pledged to Trust Company Bank and The First National Bank of Chicago as agents in connection with the Credit Agreements;

               (iii) The authorized capital stock of the Company is as set forth under the caption "Capitalization" in the Offering Memorandum; and the Series A Convertible Preferred Stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Offering Memorandum under the caption "Description of Certain Indebtedness and Other Obligations";

               (iv) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued (without expressing any opinion with respect to compliance with federal or state securities laws) and no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights provided by statute or the Company's articles of incorporation or bylaws, or, to the knowledge of such counsel, any other preemptive rights of any shareholder of the Company;

               (v) The Company has corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to issue, sell and deliver the Notes to be sold by it to the Initial Purchasers as provided herein, and this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company;

               (vi) Each of the Subsidiary Guarantors has corporate power and authority to enter into this Agreement and the Registration Rights Agreement and to issue the Guarantees, and this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the Subsidiary Guarantors;

               (vii) The Indenture has been duly and validly authorized, executed and delivered by each of the Company and the Subsidiary Guarantors; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales;

               (viii) The Notes have been duly and validly authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered;

               (ix) The Guarantees have been duly and validly authorized by each of the Subsidiary Guarantors and, when the Notes have been executed by the Company in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, the Guarantees will have been validly issued and delivered;

               (x) Neither the offer, sale or delivery of the Notes, the issuance of the Guarantees by the Subsidiary Guarantors, the execution, delivery or performance by the Company and the Subsidiary Guarantors of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company and the Subsidiary Guarantors with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any of the Subsidiary Guarantors or such other Significant Subsidiaries incorporated in the United States or any material agreement, indenture, lease or other material instrument to which the Company or any of the Subsidiary Guarantors or such other Significant Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to any document filed under the Exchange Act or is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiary Guarantors or such other Significant Subsidiaries pursuant to the terms of any material agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject that is an exhibit to any document filed under the Exchange Act or is known to such counsel, nor will any such action result in any violation in any material respect of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement, the Act and the Exchange Act and the 1939 Act), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Subsidiary Guarantors or such other Significant Subsidiaries or any of their respective properties;

               (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or any Subsidiary Guarantor (except as have been obtained under the Exchange Act, or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Notes, and such as may be required in connection with the performance by the Company and the Subsidiary Guarantors of their obligations under the Registration Rights

           Agreement, as to which such counsel need not express an opinion) for the valid issuance and sale of the Notes to the Initial Purchasers as contemplated by this Agreement;

               (xii) To the knowledge of such counsel, (A) other than as described or contemplated in the Offering Memorandum (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, are subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affects the issuance of the Notes or the consummation of the transactions contemplated by the Operative Documents and (B) there are no material agreements, contracts, indentures, leases or other material instruments, that are not described in the Offering Memorandum (or any amendment or supplement thereto) or that are required to be filed as an exhibit to any document filed under the Exchange Act that are not filed as required;

               (xiii) The Company and each of the Subsidiary Guarantors and other Significant Subsidiaries incorporated in the United States have full corporate power and authority to own their respective properties and to conduct their respective businesses as now being conducted as described in the Offering Memorandum and, to the knowledge of such counsel, have all Permits as are necessary under applicable law to own their respective properties and to conduct their respective businesses as now being conducted as described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except where the failure to have such Permits, individually or in the aggregate, would not have a Material Adverse Effect;

               (xiv) The statements contained in the Offering Memorandum under the captions "Risk Factors--Restrictions Imposed by Terms of Indebtedness, --Subordination of the Notes; Holding Company Structure, --Control of Election of Majority of Board, and --Fraudulent Conveyance Considerations," "Security Ownership of Management and Principal Holders--Class B Stock Voting Agreement," "Description of Certain Indebtedness and Other Obligations," "Description of the Notes," "Certain U.S. Federal Income Tax Consequences," "Transfer Restrictions," and "ERISA Considerations," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects;

               (xv) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

               (xvi) No registration of the Notes or Guarantees under the Act is required for the sale of the Notes to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales (assuming
           (A) that any Eligible Purchaser who buys the Notes in the Exempt Resales is a Qualified Institutional Buyer, Accredited Investor or a person other than a U.S. person outside the United States in reliance on Regulation S, (B) the accuracy of the Initial Purchasers' representations and those of the Company in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales and (C) the accuracy of the representations made by each Accredited Investor who purchases Notes pursuant to an Exempt Resale as set forth in the letter of representation executed by such Accredited Investor in the form of Annex A to the Offering Memorandum);

               (xvii) The Company is not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Notes by the Initial Purchasers; and

               (xviii) Although such counsel have not undertaken, except as otherwise expressly stated in their opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Offering Memorandum, such counsel have participated, solely in their capacity as attorneys, in the preparation of the Offering Memorandum, including review and discussion of the contents thereof with officers of the Company, and nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no statement with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in the Offering Memorandum and information furnished by or on behalf of the Initial Purchasers).


           The opinion of such counsel shall be limited to the laws of the United States and the State of Georgia. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Georgia and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

           (d) The Initial Purchasers shall have received on the Closing Date an opinion of David W. Porter, Esq., General Counsel of the Company, dated the Closing Date and addressed to the Initial Purchasers to the effect that:

               (i) The Company is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect;

               (ii) Each Guarantor is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect;

               (iii) Neither the Company nor any of the Guarantors is in violation in any material respect of its respective certificate or articles of incorporation or bylaws, or other organizational documents or, to the best knowledge of such counsel obtained in the ordinary course of such counsel's duties without special inquiry, is in default in any material respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other material instrument to which the Company or any of the Guarantors is a party or by which any of them or any of their respective properties is expressly bound, except as disclosed in the Offering Memorandum and except to the extent that any such violation or default would not have a Material Adverse Effect; and

               (iv) To the best knowledge of such counsel obtained in the ordinary course of such counsel's duties without special inquiry, neither the Company nor any of the Guarantors is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Guarantors or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Guarantors, except to the extent that any such violation would not have a Material Adverse Effect.

           In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Georgia and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

           (e) The Initial Purchasers shall have received on the Closing Date an opinion of Han van Beers, Senior Vice President and Counsel to Interface Europe, B.V., dated the Closing Date and addressed to the Initial Purchasers to the effect that:

               (i) Each of Interface Europe B.V., Interface Scherpenzeel B.V. and Interface Europe Limited is duly organized and validly existing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and to the knowledge of such counsel, are wholly owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance, except as described in the Offering Memorandum and except for the shares of capital stock of such Subsidiaries pledged to Trust Company Bank and The First National Bank of Chicago as agents in connection with the Credit Agreements;

               (ii) Neither Interface Europe B.V., Interface Scherpenzeel B.V. nor Interface Europe Limited is in violation in any material respect of its respective certificate or articles of incorporation or bylaws, or other organizational documents or, to the best knowledge of such counsel obtained in the ordinary course of such counsel's duties without special inquiry, is in default in any material respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other material instrument to which any of such Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Offering Memorandum and except to the extent that any such violation or default would not have a Material Adverse Effect;

               (iii) To the best knowledge of such counsel obtained in the ordinary course of such counsel's duties without special inquiry, neither Interface Europe B.V., Interface Scherpenzeel B.V. nor Interface Europe Limited is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to any such Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over any such Subsidiaries, except to the extent that any such violation would not have a Material Adverse Effect; and

               (iv) Neither the offer, sale or delivery of the Notes, the issuance of the Guarantees by the Subsidiary Guarantors, the execution, delivery or performance by the Company and the Subsidiary Guarantors of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company and the Subsidiary Guarantors with the provisions hereof or thereof nor consummation by the Company of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation or bylaws or other organizational documents of Interface Europe B.V., Interface Scherpenzeel B.V. or Interface Europe Limited or any material agreement, indenture, lease or other material instrument to which such Subsidiary is a party or by which any of them or any of their respective properties is bound that is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any such Subsidiary pursuant to the terms of any material agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject that is known to such counsel.

           (f) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, with respect to the matters referred to in clauses (vii), (viii), (ix), (xvi) and (xviii) of the foregoing paragraph (c) and such other related matters as the Initial Purchasers may request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Initial Purchasers.

           (g) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date from BDO Seidman, LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

           (h) The Company and the Subsidiary Guarantors shall have executed the Registration Rights Agreement in substantially the form of Exhibit A hereto.

           (i) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any Material Adverse Effect; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the

Company and the Subsidiaries, taken as a whole, other than those reflected in or contemplated by the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

           (j) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

           (k) The Initial Purchasers shall have received certificates dated the date hereof and the Closing Date signed by the chief accounting officer of the Company substantially in the forms heretofore approved by the Initial Purchasers, respecting the Company's compliance with the financial covenants set forth in the Credit Agreements.

           (l) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

           (m) The Company shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     Any certificate or document signed by any officer of the Company and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the statements made therein.

     8. Expenses. The Company and the Subsidiary Guarantors agree to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements annexed thereto), and each amendment or supplement to any of them, this Agreement, the Registration Rights Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes;
(iv) the printing (or reproduction) and delivery of this Agreement, the Registration Rights Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vi) the qualification of the Notes for trading in the PORTAL system and for trading in the book entry system maintained by the Depository Trust Company; (vii) the performance by the Company and the Subsidiary Guarantors of their obligations under the Registration Rights Agreement; and (viii) the fees and expenses of the Company's accountants, the fees and expenses of counsel (including local and special counsel) for the Company and the fees and expenses of the Trustee under the Indenture and its counsel. The Company hereby agrees that it will pay in full on the Closing Date the fees and expenses referred to in clause (v) of this
Section 8 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

     9. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, to the extent that a party hereto, but not the other parties hereto, has executed and delivered this Agreement, such party executing and delivering this Agreement may rescind such execution and delivery by written notice to the other parties hereto.

     Any notice under this Section 9 may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Company, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Notes by the Initial Purchasers. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     11. Information Furnished by the Initial Purchasers. The statements set forth in the stabilization legend in the first paragraph on page two, the last paragraph on the cover page, under the caption "Private Placement" and the second sentence under the caption "Legal Matters" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

     12. Miscellaneous. Except as otherwise provided in Sections 4, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339,
Attention: Daniel T. Hendrix, Chief Financial Officer, or (ii) if to the Initial Purchasers, to Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Company and the Subsidiary Guarantors, their directors, officers and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Notes in its status as such purchaser.

     13. Applicable Law; Counterparts. This Agreement shall be governed by the laws of the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers.


                                        Very truly yours,

                                        INTERFACE, INC.


                                        By /s/ Ray C. Anderson
                                           -----------------------------------
                                           Name: Ray C. Anderson
                                           Title: Chairman, President and CEO



                                        Each of the Subsidiary Guarantors
                                        Listed On Schedule III

                                        By INTERFACE, INC.


                                        By /s/ Ray C. Anderson
                                           -----------------------------------
                                           Name: Ray C. Anderson
                                           Title: Chairman, President and CEO

Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER,
     & SMITH INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
WHEAT, FIRST SECURITIES, INC.
FIRST CHICAGO CAPITAL MARKETS, INC.


By SMITH BARNEY INC.


By /s/ Michael J. Levitt
   --------------------------------
   Name:
   Title:

                                   SCHEDULE I


                                INTERFACE, INC.


Initial Purchaser                   Principal Amount
-----------------                       of Notes
                                    ----------------
Smith Barney Inc...................  $ 62,500,000
Merrill Lynch, Pierce, Fenner
        & Smith Incorporated.......  $ 43,750,000
The Robinson-Humphrey Company, Inc.    $6,250,000
Wheat, First Securities, Inc.......    $6,250,000
First Chicago Capital Markets, Inc.    $6,250,000
                                     ------------
        Total......................  $125,000,000
                                     ============



                                  SCHEDULE II


                                INTERFACE, INC.



                             Inactive Subsidiaries

                  Interface Architectural Resources, Inc. (GA)
                          Interface Leasing Inc. (GA)
                  Interface International, Inc. (Barbados FSC)
                      Future Step Technologies Inc. (CND)
                                 KCI, Inc. (GA)
                       Interface Installations, Inc. (GA)
                       Interface Environmental, Inc. (GA)
                            Macro-Septic, Inc. (GA)
                           Interface Disc Corp. (GA)
                           IDISC, Inc. (GA Disc) (GA)
                          Intrinsic Systems, Inc. (GA)
                        Manchaug Reservoir Corp. (Mass.)
                    Munford River Reservoir Company (Mass.)
                   Interface Flooring Systems (AUS) Pty, Ltd.
                              Heuga Overseas Ltd.
                             Shelf Investments Ltd.
                Carpet International Hong Kong Ltd. (Hong Kong)
                            Heuga Tile Corp. (U.S.)
                           Heuga Leasing Corp. (U.S.)
                          Heuga Research A.G. (Switz.)
                     Heuga Rohsag Scotland Ltd. (Scotland)
                       Interface Heuga Japan Ltd. (Japan)

                                  SCHEDULE III


                                INTERFACE, INC.



                             Subsidiary Guarantors

                              Bentley Mills, Inc.
                           Guilford (Delaware), Inc.
                            Guilford of Maine, Inc.
                          Interface Asia-Pacific, Inc.
                             Interface Europe, Inc.
                        Interface Flooring Systems, Inc.
                         Interface Research Corporation
                                  Pandel, Inc.
                        Prince Street Technologies, Ltd.
                           Rockland React-Rite, Inc.